                                Exhibit No. 11.1




                            Statement of Computation
                         of Net Investment (Loss) Income
                          Per Limited Partnership Unit















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


                           KAGAN MEDIA PARTNERS, L.P.




                   STATEMENT OF COMPUTATION OF NET INVESTMENT
                   (LOSS) INCOME PER LIMITED PARTNERSHIP UNIT



                                                                         For the Three Months          For the Six months
                                                                              Ended June                   Ended June 30
                                                                         1996           1995           1996            1995
                                                                     -----------     -----------    -----------     -----------
Net Investment (Loss) Income                                         $   (42,176)    $    72,266    $   (59,008)    $   137,146

Percentage Allocable to Limited Partners                                      99%             99%            99%             99%
                                                                     -----------     -----------    -----------     -----------

Net Investment (Loss) Income Allocable to
Limited Partners                                                     $   (41,754)    $    71,543    $   (58,418)    $   135,775
                                                                     ===========     ===========    ===========     ===========

Weighted Average Number of Limited Partnership Units
Outstanding                                                            1,388,473       1,388,473      1,388,473       1,388,473
                                                                     ===========     ===========    ===========     ===========

Net Investment (Loss) Income Per Limited Partnership Unit            $      (.03)    $       .05    $      (.04)    $       .09
                                                                     ===========     ===========    ===========     ===========


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